Exhibit 99.1

Notice of Blackout Period

Under the

Enovis Corporation 401(k) Savings Plan Plus

(As Required by Rule 104 Under SEC Regulation Blackout Trading Restriction)

To:	All Directors and Section 16 Officers of Enovis Corporation

From:	Brian Hanigan, Vice President and Corporate Secretary

Date:	August 24, 2022

Subject:	Notice of Blackout Trading Restriction Period (the “BTR Blackout Period”)

Class of Securities Subject to the BTR Blackout Period

This notice is to inform you of significant restrictions on your ability to transact in the Company’s common stock, $.001 par value, (together with any derivative security thereof including options or units, “Enovis Stock”), during an upcoming BTR Blackout Period. The additional restrictions during this period are imposed on the Company’s directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, by Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission (“SEC”) Regulation Blackout Trading Restriction (“BTR”). The BTR Blackout Period is in addition to the Company’s regularly scheduled quarterly blackout period under the Company’s insider trading policy.

The purpose of this Notice is to inform you of the impending BTR Blackout Period under the Enovis Corporation 401(k) Savings Plan Plus (the “Plan”), during which you generally will be prohibited from effecting any direct or indirect transactions in Enovis Stock that you acquired in connection with your service or employment as a director or Section 16 officer of the Company. We are obligated under the Sarbanes-Oxley Act to provide you with this Notice, which contains specific information regarding the BTR Blackout Period. In addition, we are required to file this Notice with the SEC as part of a Form 8-K.

Reasons for BTR Blackout Period and Plan Transactions to be Suspended

The Plan will be migrated to a new recordkeeping platform. The BTR Blackout Period is necessary to administratively transfer the individual accounts, including those accounts with Enovis Stock, onto the new recordkeeping platform. As a result of this migration, Plan participants and beneficiaries will temporarily be unable to:

(i)	purchase, sell, or otherwise acquire or transfer funds into or out of any of the investment alternatives in the Plan, including Enovis Stock;

(ii)	change allocations for future contributions, make payroll percentage elections, or designate beneficiaries in the Plan;

(iii)	receive distributions or withdrawals from, or terminate their participation in, the Plan;

(iv)	receive loans from the Plan; or

(v)	make rollover contributions into the Plan.

Plan participants and beneficiaries have received or will receive a separate notice informing them of the blackout period in accordance with applicable law. The period of restriction applicable to Plan participants and beneficiaries matches the time frame in the BTR Blackout Period referenced below.

Length of Blackout Period

The BTR Blackout Period is expected to begin on September 23, 2022 at 4:00 p.m. Eastern Time and is expected to end at 8:00 a.m. Eastern Time on October 14, 2022. If there is a change to the beginning date or the length of the BTR Blackout Period, the Company will provide you with notice of such adjustment as soon as reasonably practicable. You may obtain, without charge, the actual beginning and ending dates of the BTR Blackout Period (during the blackout period and for a period of two years after the ending date of the blackout period) and answers to other inquiries about the BTR Blackout Period, by contacting Brian Hanigan, Corporate Secretary, Enovis Corporation, at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, or by calling (302) 252-9160.

Restrictions on Directors and Section 16 Officers During the BTR Blackout Period

Because participants and beneficiaries in the Plan will be unable to direct or diversify assets, including Enovis Stock, during the BTR Blackout Period, the Company’s directors and Section 16 officers will be subject to the trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 for the duration of the BTR Blackout Period. Subject to limited exceptions, these restrictions generally prohibit the direct or indirect purchase, sale or other acquisition or transfer of any Enovis Stock that you acquired in connection with your employment or service as an executive officer or director of Enovis. For this purpose, there is a rebuttable presumption that any Enovis Stock that you attempt to transfer during the BTR Blackout Period was acquired in connection with your Enovis employment or service, as applicable.

If you engage in a transaction that violates these laws and regulations, you may be required to disgorge your profits from the transaction, and you may be subject to sanctions. Because of the complexity of the regulations and the severity of the penalties and other remedies, please contact me before engaging in any transaction involving Enovis Stock during the BTR Blackout Period.

Thank you.